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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Funds, Inc. - Short-Term Investment Grade Bond Fund (the "Registrant"), each certify to the best of his knowledge that:

   1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                   Chief Financial Officer
Smith Barney Funds, Inc. -                Smith Barney Funds, Inc. -
Short-Term Investment Grade Bond Fund     Short-Term Investment Grade Bond Fund

/s/ R. Jay Gerken                         /s/ Richard L. Peteka
---------------------------               ---------------------------
R. Jay Gerken                             Richard L. Peteka
Date: March 8, 2004                       Date: March 8, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S)1350 and is not being filed as part of the Form N-CSR with the Commission.